EXHIBIT 99

FOR RELEASE 6:00 AM ET, July 27, 2015

Contact:    Robert S. Tissue, Sr. Vice President & CFO
Telephone:    (304) 530-0552
Email:        rtissue@summitfgi.com

SUMMIT FINANCIAL GROUP REPORTS SECOND QUARTER AND FIRST HALF 2015 RESULTS
Q2 2015 Diluted EPS $0.38 compared to $0.25 for Q2 2014 and $0.41 for Q1 2015
MOOREFIELD, WV - July 27, 2015 (GLOBE NEWSWIRE) - Summit Financial Group, Inc. (“Company” or “Summit”) (NASDAQ: SMMF) today reported second quarter 2015 net income applicable to common shares of $4.01 million, or $0.38 per diluted share, compared to $2.24 million, or $0.25 per diluted share, for the second quarter of 2014, representing an increase of 79.1 percent, or 52.0 percent per diluted share. Q2 2015 earnings compared to Q2 2014 were positively impacted by an $802,000 decline in write-downs of foreclosed properties, a $500,000 decrease in provision for loan losses, and a $1.14 million increase in net interest income.
Excluding from second quarter 2015 (on a pre-tax basis) realized securities gains of $170,000, losses on sales of foreclosed properties of $103,000, and write-downs of foreclosed properties of $160,000, Q2 2015 core earnings approximated $4.07 million, or $0.39 per diluted share. Excluding from second quarter 2014 (on a pre-tax basis) realized securities losses of $43,000, losses on sales of foreclosed properties of $54,000, $1,000 in other-than-temporary impairment of securities (“OTTI”) and write-downs of foreclosed properties of $962,000, Q2 2014 core earnings approximated $2.91 million, or $0.32 per diluted share.
For the six months ended June 30, 2015, Summit recorded net income applicable to common shares of $8.29 million, or $0.78 per diluted share, compared with $4.44 million, or $0.50 per diluted share, for the comparable 2014 six-month period, representing an increase of 87.0%, or 56.0% per diluted share.
Excluding from the six month period ended June 30, 2015 nonrecurring items (on a pre-tax basis) comprised of realized securities gains of $650,000, a $176,000 Federal Home Loan Bank of Pittsburgh (“FHLB”) special dividend, losses on sales of assets of $253,000, and write-downs of foreclosed properties of $732,000, and from the 2014 first six-month period realized securities losses of $64,000, losses on sales of assets of $129,000, OTTI charges of $1,000 and write-downs of foreclosed properties of $1.89 million, core earnings for first six months of 2015 were approximately $8.39 million, or $0.78 per diluted share, compared to $5.75 million, or $0.65 per diluted share, for the 2014 six month period.

Highlights for Q2 2015 include:

•
Net interest margin has increased 17 basis points since Q2 2014, although it declined 10 basis points compared to Q1 2015 principally due to a one-time FHLB special dividend paid in first quarter 2015 to its member banks.

•	Achieved loan growth of $25.2 million during the quarter, or 9.6 percent (on an annualized basis), and $44.7 million, or 8.6 percent (annualized) year-to-date.

•
Nonperforming assets declined for the fourteenth consecutive quarter. Compared to the linked quarter, nonperforming assets as a percentage of total assets declined from 3.18 percent to 3.05 percent, reaching its lowest level since Q2 2008; foreclosed properties are at the lowest level since Q3 2009.

•	Core revenues were relatively flat compared to the linked quarter, but have increased 8.3 percent compared to the year ago quarter.

•	Recorded charges of $160,000 to write-down foreclosed properties compared to $572,000 in Q1 2015 and $962,000 in Q2 2014.

H. Charles Maddy III, President and Chief Executive Officer of Summit, commented, “I am very pleased to report our Q2 2015 and year-to-date 2015 operating results. Our strong core earnings, growing loan portfolio, increasing revenues, stable net interest margin, strengthening capital and continued reductions in our portfolio of problem assets during the quarter are all very gratifying; perhaps more importantly, these results represent a continuation of recent similar trends giving us optimism as we look forward to the remainder of 2015 and beyond.”
Results from Operations
Total revenue for second quarter 2015, consisting of net interest income and noninterest income, grew 9.9 percent to $14.3 million compared to $13.0 million for the second quarter 2014. For the year-to-date period ended June 30, 2015, total revenue was $29.0 million compared to $25.8 million for the same period of 2014, representing a 12.1 percent increase.
Total core revenue (excluding nonrecurring items, enumerated above) was $14.1 million for second quarter 2015 compared to $13.1 million for the same prior-year quarter, an increase of 8.3 percent. For the first half of 2015, total core revenue (excluding nonrecurring items) was $28.2 million compared to $25.9 million for the first half of 2014, an 8.6 percent improvement.
For the second quarter of 2015, net interest income was $11.5 million, an increase of 11.0 percent from the $10.3 million reported in the prior-year second quarter and decreased $62,000 compared to the linked quarter. The net interest margin for second quarter 2015 was 3.49 percent compared to 3.32 percent for the year-ago quarter, and 3.59 percent for the linked quarter.
Noninterest income, consisting primarily of insurance commissions from Summit's insurance agency subsidiary and service fee income from community banking activities, for second quarter 2015 was $2.86 million compared to $2.71 million for the comparable period of 2014. Excluding realized securities gains/losses and OTTI of securities, noninterest income was $2.69 million for second quarter 2015, compared to $2.75 million reported for second quarter 2014.

The second quarter 2015 provision for loan losses totaled $500,000, compared to $250,000 for the linked quarter, and $1.0 million for the year-ago quarter.
Core noninterest expense continues to be well-controlled. Total noninterest expense decreased 5.5% to $8.06 million compared to $8.53 million for the prior-year second quarter. Excluding from noninterest expense (on a pre-tax basis) losses on sales of foreclosed properties of $103,000 in Q2 2015 and $54,000 in Q2 2014 and write-downs of foreclosed properties of $160,000 in Q2 2015 and $962,000 in Q2 2014, noninterest expense would have approximated $7.80 million for Q2 2015 compared to $7.51 million for the comparable period of 2014. Noninterest expense for the first half of 2015 decreased 4.5% compared to the first half of 2014.
Balance Sheet
At June 30, 2015, total assets were $1.48 billion, an increase of $36.4 million, or 2.5 percent since December 31, 2014. Total loans, net of unearned fees and allowance for loan losses, were $1.06 billion at June 30, 2015, up $44.6 million, or 4.4 percent, from the $1.02 billion reported at year-end 2014.
At June 30, 2015, deposits were $1.05 billion, a decrease of $8.0 million, or 0.8 percent, since year end 2014. During first half 2015, checking and savings declined by $3.2 million and $6.6 million, respectively, or 1.0 percent and 2.6 percent, respectively, while time deposits increased $1.9 million or 0.4 percent. Long-term borrowings and subordinated debentures declined by 13.4 percent since year end 2014, as the Company prepaid $14.3 million in subordinated debentures, which was funded by short-term borrowings.
Asset Quality
As of June 30, 2015, nonperforming assets (“NPAs”), consisting of nonperforming loans, foreclosed properties, and repossessed assets, were $45.1 million, or 3.05 percent of assets. This compares to $46.4 million, or 3.18 percent of assets at the linked quarter, and $63.0 million, or 4.39 percent of assets, at second quarter 2014.
Second quarter 2015 net loan charge-offs were $56,000, or 0.02 percent of average loans annualized; while adding $500,000 to the allowance for loan losses. The allowance for loan losses stood at $11.3 million, or 1.05 percent of total loans at June 30, 2015, compared to 1.08 percent at year-end 2014.
Capital Adequacy
Shareholders’ equity was $140.1 million as of June 30, 2015 compared to $131.6 million December 31, 2014 and $117.5 million at June 30, 2014. Tangible book value per common share increased to $12.22 at June 30, 2015 compared to $11.86 at December 31, 2014 and $11.40 at June 30, 2014.

At June 30, 2015, Summit’s and its depository institution’s, Summit Community Bank, Inc.’s (the “Bank’s”), regulatory risk-based capital ratios computed in accordance with the new Basel III regulatory capital guidelines effective January 1, 2015, were each well in excess of the regulatory minimum required ratio relative to each plus the respective applicable capital conservation buffer on a fully phased-in basis. Respectively, the Company’s and Bank’s Tier 1 leverage capital ratios were 10.4 percent and 10.6 percent at June 30, 2015 compared to 9.9 percent and 10.6 percent reported at December 31, 2014.

About the Company
Summit Financial Group, Inc. is a $1.48 billion financial holding company headquartered in Moorefield, West Virginia. Summit provides community banking services primarily in the Eastern Panhandle and South Central regions of West Virginia and the Northern and Shenandoah Valley regions of Virginia, through its bank subsidiary, Summit Community Bank, Inc., which operates fifteen banking locations. Summit also operates Summit Insurance Services, LLC in Moorefield, West Virginia and Leesburg, Virginia.

FORWARD-LOOKING STATEMENTS
This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.
Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economies. We undertake no obligation to revise these statements following the date of this press release.
NON-GAAP FINANCIAL MEASURES

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America ("GAAP"). Specifically, Summit adjusted GAAP performance measures to exclude the effects of realized and unrealized securities gains and losses, gains/losses on sales of assets, and write-downs of foreclosed properties to estimated fair value included in its Statements of Income. Management deems believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of Summit's core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q2 2015 vs Q2 2014
	For the Quarter Ended		Percent
Dollars in thousands	6/30/2015	6/30/2014	Change
Condensed Statements of Income
Interest income
Loans, including fees	$12,972	$12,515	3.7%
Securities	1,685	1,827	-7.8%
Other	1	2	-50.0%
Total interest income	14,658	14,344	2.2%
Interest expense
Deposits	2,074	2,335	-11.2%
Borrowings	1,126	1,689	-33.3%
Total interest expense	3,200	4,024	-20.5%
Net interest income	11,458	10,320	11.0%
Provision for loan losses	500	1,000	-50.0%
Net interest income after provision for loan losses	10,958	9,320	17.6%

Noninterest income
Insurance commissions	1,080	1,091	-1.0%
Service fees related to deposit accounts	1,072	1,101	-2.6%
Realized securities gains (losses)	170	(43)	n/m
Other-than-temporary impairment of securities	—	(1)	n/m
Other income	538	557	-3.4%
Total noninterest income	2,860	2,705	5.7%
Noninterest expense
Salaries and employee benefits	4,442	4,045	9.8%
Net occupancy expense	489	505	-3.2%
Equipment expense	560	513	9.2%
Professional fees	372	282	31.9%
FDIC premiums	320	495	-35.4%
Foreclosed properties expense	158	229	-31.0%
Loss on sales of foreclosed properties	103	54	90.7%
Write-downs of foreclosed properties	160	962	-83.4%
Other expenses	1,457	1,445	0.8%
Total noninterest expense	8,061	8,530	-5.5%
Income before income taxes	5,757	3,495	64.7%
Income taxes	1,747	1,063	64.3%
Net income	4,010	2,432	64.9%
Preferred stock dividends	—	193	n/m

Net income applicable to common shares	$4,010	$2,239	79.1%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q2 2015 vs Q2 2014

	For the Quarter Ended		Percent
	6/30/2015	6/30/2014	Change
Per Share Data
Earnings per common share
Basic	$0.38	$0.30	26.7%
Diluted	$0.38	$0.25	52.0%

Cash dividends	$0.08	$—	n/a

Average common shares outstanding
Basic	10,667,892	7,457,222	43.1%
Diluted	10,676,474	9,630,699	10.9%

Common shares outstanding at period end	10,843,676	7,457,222	45.4%

Performance Ratios
Return on average equity	11.67%	8.37%	39.4%
Return on average tangible equity	12.36%	8.98%	37.6%
Return on average assets	1.09%	0.69%	58.0%
Net interest margin	3.49%	3.32%	5.1%
Efficiency ratio (A)	52.05%	52.86%	-1.5%

NOTE (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Six Month Performance Summary -- 2015 vs 2014
	For the Six Months Ended		Percent
Dollars in thousands	6/30/2015	6/30/2014	Change
Condensed Statements of Income
Interest income
Loans, including fees	$25,821	$24,731	4.4%
Securities	3,579	3,679	-2.7%
Other	2	4	-50.0%
Total interest income	29,402	28,414	3.5%
Interest expense
Deposits	4,145	4,576	-9.4%
Borrowings	2,279	3,480	-34.5%
Total interest expense	6,424	8,056	-20.3%
Net interest income	22,978	20,358	12.9%
Provision for loan losses	750	2,000	-62.5%
Net interest income after provision for loan losses	22,228	18,358	21.1%

Noninterest income
Insurance commissions	2,208	2,273	-2.9%
Service fees related to deposit accounts	2,048	2,144	-4.5%
Realized securities gains (losses)	650	(64)	n/m
Other-than-temporary impairment of securities	—	(1)	-100.0%
Other income	1,093	1,137	-3.9%
Total noninterest income	5,999	5,489	9.3%
Noninterest expense
Salaries and employee benefits	8,629	8,026	7.5%
Net occupancy expense	988	1,046	-5.5%
Equipment expense	1,095	1,079	1.5%
Professional fees	707	598	18.2%
FDIC premiums	650	997	-34.8%
Foreclosed properties expense	366	482	-24.1%
Loss on sales of foreclosed properties	253	129	96.1%
Write-downs of foreclosed properties	732	1,891	-61.3%
Other expenses	2,846	2,780	2.4%
Total noninterest expense	16,266	17,028	-4.5%
Income before income taxes	11,961	6,819	75.4%
Income taxes	3,667	1,997	83.6%
Net income	8,294	4,822	72.0%
Preferred stock dividends	—	387	n/m

Net income applicable to common shares	$8,294	$4,435	87.0%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Six Month Performance Summary -- 2015 vs 2014

	For the Six Months Ended		Percent
	6/30/2015	6/30/2014	Change
Per Share Data
Earnings per common share
Basic	$0.85	$0.59	44.1%
Diluted	$0.78	$0.50	56.0%

Cash dividends	$0.16	$—	n/a

Average common shares outstanding
Basic	9,747,042	7,455,307	30.7%
Diluted	10,585,411	9,629,830	9.9%

Common shares outstanding at period end	10,843,676	7,457,222	45.4%

Performance Ratios
Return on average equity	12.22%	8.42%	45.1%
Return on average tangible equity	12.95%	9.04%	43.3%
Return on average assets	1.14%	0.69%	65.2%
Net interest margin	3.54%	3.32%	6.6%
Efficiency ratio (A)	50.65%	53.49%	-5.3%

NOTE (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
Dollars in thousands	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Condensed Statements of Income
Interest income
Loans, including fees	$12,972	$12,848	$12,666	$13,033	$12,515
Securities	1,685	1,894	1,784	1,724	1,827
Other	1	1	2	3	2
Total interest income	14,658	14,743	14,452	14,760	14,344
Interest expense
Deposits	2,074	2,071	2,130	2,288	2,335
Borrowings	1,126	1,152	1,371	1,395	1,689
Total interest expense	3,200	3,223	3,501	3,683	4,024
Net interest income	11,458	11,520	10,951	11,077	10,320
Provision for loan losses	500	250	—	250	1,000
Net interest income after provision for loan losses	10,958	11,270	10,951	10,827	9,320

Noninterest income
Insurance commissions	1,080	1,128	1,023	1,105	1,091
Service fees related to deposit accounts	1,072	976	1,113	1,177	1,101
Realized securities gains (losses)	170	480	149	128	(43)
Other-than-temporary impairment of securities	—	—	—	—	(1)
Other income	538	555	537	503	557
Total noninterest income	2,860	3,139	2,822	2,913	2,705
Noninterest expense
Salaries and employee benefits	4,442	4,187	4,133	4,026	4,045
Net occupancy expense	489	498	495	482	505
Equipment expense	560	535	487	520	513
Professional fees	372	335	452	380	282
FDIC premiums	320	330	315	480	495
Foreclosed properties expense	158	208	239	298	229
Loss on sale of foreclosed properties	103	150	628	70	54
Write-downs of foreclosed properties	160	572	300	1,580	962
Other expenses	1,457	1,389	2,061	1,350	1,445
Total noninterest expense	8,061	8,204	9,110	9,186	8,530
Income before income taxes	5,757	6,205	4,663	4,554	3,495
Income taxes	1,747	1,920	1,464	1,218	1,063
Net income	4,010	4,285	3,199	3,336	2,432
Preferred stock dividends	—	—	191	193	193
Net income applicable to common shares	$4,010	$4,285	$3,008	$3,143	$2,239

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Per Share Data
Earnings per common share
Basic	$0.38	$0.49	$0.39	$0.42	$0.30
Diluted	$0.38	$0.41	$0.32	$0.35	$0.25

Cash dividends	$0.08	$0.08	$—	$—	$—

Average common shares outstanding
Basic	10,667,892	8,815,961	7,796,508	7,457,222	7,457,222
Diluted	10,676,474	10,493,323	9,963,214	9,630,293	9,630,699

Common shares outstanding at period end	10,843,676	10,586,242	8,301,746	7,457,222	7,457,222

Performance Ratios
Return on average equity	11.67%	12.79%	10.10%	11.13%	8.37%
Return on average tangible equity	12.36%	13.56%	10.76%	11.90%	8.98%
Return on average assets	1.09%	1.18%	0.89%	0.93%	0.69%
Net interest margin	3.49%	3.59%	3.42%	3.47%	3.32%
Efficiency ratio - (A)	52.05%	49.27%	53.07%	51.19%	52.86%

NOTE (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data

	For the Quarter Ended
Dollars in thousands, except per share amounts	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014

Assets
Cash and due from banks	$3,988	$3,850	$3,728	$3,933	$3,749
Interest bearing deposits other banks	9,274	8,437	8,783	9,300	9,970
Securities	276,661	282,135	282,834	282,401	287,883
Loans, net	1,064,472	1,039,669	1,019,842	993,347	992,816
Property held for sale	31,500	34,368	37,529	47,252	48,783
Premises and equipment, net	20,490	20,208	20,060	20,132	20,301
Intangible assets	7,598	7,648	7,698	7,748	7,798
Cash surrender value of life insurance policies	37,222	36,961	36,700	36,417	36,151
Other assets	28,764	27,216	26,394	28,139	28,507
Total assets	$1,479,969	$1,460,492	$1,443,568	$1,428,669	$1,435,958

Liabilities and Shareholders' Equity
Deposits	$1,053,310	$1,058,308	$1,061,314	$1,054,454	$1,057,795
Short-term borrowings	174,599	148,985	123,633	127,432	91,729
Long-term borrowings and subordinated debentures	98,625	101,602	113,879	114,855	158,331
Other liabilities	13,363	15,708	13,098	10,566	10,638
Shareholders' equity	140,072	135,889	131,644	121,362	117,465
Total liabilities and shareholders' equity	$1,479,969	$1,460,492	$1,443,568	$1,428,669	$1,435,958

Book value per common share (A)	$12.92	$12.84	$12.60	$12.62	$12.21
Tangible book value per common share (A)	$12.22	$12.11	$11.86	$11.81	$11.40
Tangible equity to tangible assets	9.0%	8.8%	8.6%	8.0%	7.7%
Tangible common equity to tangible assets	9.0%	8.8%	8.0%	7.3%	7.0%

NOTE (A) - Assumes conversion of convertible preferred stock

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Regulatory Capital Ratios (A)

	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Summit Financial Group, Inc.
CET1 Risk-based Capital	11.6%	11.3%	n/a	n/a	n/a
Tier 1 Risk-based Capital	13.2%	13.0%	13.3%	12.5%	12.4%
Total Risk Based Capital	14.2%	14.0%	14.9%	14.3%	14.2%
Tier 1 Leverage Ratio	10.4%	10.1%	9.9%	9.2%	9.0%

Summit Community Bank, Inc.
CET1 Risk-based Capital	13.4%	13.5%	n/a	n/a	n/a
Tier 1 Risk-based Capital	13.4%	13.5%	14.2%	14.4%	14.5%
Total Risk Based Capital	14.4%	14.5%	15.3%	15.5%	15.6%
Tier 1 Leverage Ratio	10.6%	10.5%	10.6%	10.5%	10.6%

NOTE (A) - Computed in accordance with Basel III regulatory capital guidelines beginning January 1, 2015

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition

Dollars in thousands	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014

Commercial	$97,284	$89,928	$88,590	$83,762	$90,096
Commercial real estate
Owner occupied	191,743	180,269	157,783	156,765	154,260
Non-owner occupied	331,056	325,764	317,136	314,577	314,439
Construction and development
Land and development	64,435	66,558	67,881	61,088	64,246
Construction	18,214	19,094	28,591	27,239	20,902
Residential real estate
Non-jumbo	220,199	219,938	220,071	218,125	219,569
Jumbo	49,203	50,492	52,879	51,917	52,487
Home equity	72,504	68,894	67,115	64,256	61,248
Consumer	18,683	18,485	19,456	19,906	19,777
Other	12,423	11,074	11,507	6,753	6,798
Total loans, net of unearned fees	1,075,744	1,050,496	1,031,009	1,004,388	1,003,822
Less allowance for loan losses	11,272	10,827	11,167	11,041	11,006
Loans, net	$1,064,472	$1,039,669	$1,019,842	$993,347	$992,816

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Deposit Composition

Dollars in thousands	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Non interest bearing checking	$113,256	$117,049	$115,427	$104,442	$106,134
Interest bearing checking	202,957	196,606	204,030	195,183	187,855
Savings	246,949	257,687	253,578	255,880	243,323
Time deposits	490,148	486,966	488,279	498,949	520,483
Total deposits	$1,053,310	$1,058,308	$1,061,314	$1,054,454	$1,057,795

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information
		For the Quarter Ended
Dollars in thousands	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014

Gross loan charge-offs	$463	$782	$362	$297	$1,312
Gross loan recoveries	(407)	(192)	(488)	(82)	(249)
Net loan charge-offs	$56	$590	$(126)	$215	$1,063

Net loan charge-offs to average loans (annualized)	0.02%	0.23%	-0.05%	0.09%	0.43%
Allowance for loan losses	$11,272	$10,827	$11,167	$11,041	$11,006
Allowance for loan losses as a percentage of period end loans	1.05%	1.03%	1.08%	1.10%	1.10%

Nonperforming assets:
Nonperforming loans
Commercial	$1,065	$788	$392	$309	$415
Commercial real estate	2,421	1,340	1,844	936	1,537
Commercial construction and development	—	—	—	—	3,601
Residential construction and development	5,627	5,333	4,619	4,592	5,248
Residential real estate	4,433	4,491	5,556	5,257	3,289
Consumer	45	65	83	146	129
Total nonperforming loans	13,591	12,017	12,494	11,240	14,219
Foreclosed properties
Commercial	—	110	110	110	110
Commercial real estate	3,279	3,657	5,204	5,815	5,762
Commercial construction and development	10,178	10,191	10,179	10,178	10,363
Residential construction and development	15,839	17,590	19,267	20,431	20,557
Residential real estate	2,204	2,819	2,769	10,718	11,991
Total foreclosed properties	31,500	34,367	37,529	47,252	48,783
Other repossessed assets	55	55	221	34	—
Total nonperforming assets	$45,146	$46,439	$50,244	$58,526	$63,002

Nonperforming loans to period end loans	1.26%	1.14%	1.21%	1.12%	1.42%
Nonperforming assets to period end assets	3.05%	3.18%	3.48%	4.10%	4.39%

Loans Past Due 30-89 Days
	For the Quarter Ended
In thousands	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014

Commercial	$344	$387	$382	$253	$376
Commercial real estate	4,945	783	266	1,094	1,032
Construction and development	21	2,735	2,278	324	156
Residential real estate	3,932	3,614	7,413	5,087	5,775
Consumer	211	148	269	427	585
Other	7	18	14	18	—
Total	$9,460	$7,685	$10,622	$7,203	$7,924

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q2 2015 vs Q2 2014
	Q2 2015			Q2 2014
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$1,046,203	$12,854	4.93%	$978,842	$12,428	5.09%
Tax-exempt	12,466	179	5.76%	7,597	133	7.02%
Securities
Taxable	216,063	1,093	2.03%	213,560	1,198	2.25%
Tax-exempt	74,430	898	4.84%	82,958	952	4.60%
Interest bearing deposits other banks and Federal funds sold	7,923	1	0.05%	8,413	2	0.10%
Total interest earning assets	1,357,085	15,025	4.44%	1,291,370	14,713	4.57%

Noninterest earning assets
Cash & due from banks	3,973			3,785
Premises & equipment	20,409			20,433
Other assets	96,231			114,917
Allowance for loan losses	(11,095)			(11,440)
Total assets	$1,466,603			$1,419,065

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$206,597	$59	0.11%	$190,146	$54	0.11%
Savings deposits	251,802	429	0.68%	237,789	388	0.65%
Time deposits	486,396	1,586	1.31%	524,111	1,894	1.45%
Short-term borrowings	154,704	125	0.32%	79,687	59	0.30%
Long-term borrowings and subordinated debentures	100,583	1,001	3.99%	159,550	1,629	4.10%
Total interest bearing liabilities	1,200,082	3,200	1.07%	1,191,283	4,024	1.35%

Noninterest bearing liabilities
Demand deposits	114,327			101,874
Other liabilities	14,771			9,694
Total liabilities	1,329,180			1,302,851

Shareholders' equity - preferred	—			9,283
Shareholders' equity - common	137,423			106,931
Total liabilities and shareholders' equity	$1,466,603			$1,419,065

NET INTEREST EARNINGS		$11,825			$10,689

NET INTEREST MARGIN			3.49%			3.32%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
YTD 2015 vs YTD 2014
	YTD 2015			YTD 2014
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$1,040,935	$25,588	4.96%	$968,221	$24,572	5.12%
Tax-exempt	12,516	353	5.69%	6,719	241	7.23%
Securities
Taxable	213,252	2,368	2.24%	215,220	2,481	2.32%
Tax-exempt	75,744	1,835	4.89%	79,218	1,815	4.62%
Interest bearing deposits other banks and Federal funds sold	7,504	2	0.05%	8,666	3	0.07%
Total interest earning assets	1,349,951	30,146	4.50%	1,278,044	29,112	4.59%

Noninterest earning assets
Cash & due from banks	3,827			3,841
Premises & equipment	20,307			20,506
Other assets	97,454			115,454
Allowance for loan losses	(11,166)			(12,200)
Total assets	$1,460,373			$1,405,645

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$203,237	$118	0.12%	$188,573	$106	0.11%
Savings deposits	253,093	857	0.68%	223,240	707	0.64%
Time deposits	486,187	3,169	1.31%	527,097	3,763	1.44%
Short-term borrowings	149,769	238	0.32%	77,444	111	0.29%
Long-term borrowings and subordinated debentures	103,148	2,041	3.99%	167,013	3,368	4.07%
Total interest bearing liabilities	1,195,434	6,423	1.08%	1,183,367	8,055	1.37%

Noninterest bearing liabilities
Demand deposits	114,761			98,525
Other liabilities	14,435			9,155
Total liabilities	1,324,630			1,291,047

Shareholders' equity - preferred	3,602			9,287
Shareholders' equity - common	132,141			105,311
Total liabilities and shareholders' equity	$1,460,373			$1,405,645

NET INTEREST EARNINGS		$23,723			$21,057

NET INTEREST MARGIN			3.54%			3.32%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	For the Quarter Ended			For the Six Months Ended
Dollars in thousands	6/30/2015	3/31/2015	6/30/2014	6/30/2015	6/30/2014

Core earnings applicable to common shares	$4,069	$4,326	$2,907	$8,394	$5,748

FHLB special dividend	—	176	—	176	—
Applicable income tax effect	—	(65)	—	(65)	—
Realized securities gains (losses)	170	480	(43)	650	(64)
Applicable income tax effect	(63)	(178)	16	(241)	24
Gain (loss) on sale of foreclosed properties	(103)	(150)	(54)	(253)	(129)
Applicable income tax effect	38	56	20	94	48
Other-than-temporary impairment of securities	—	—	(1)	—	(1)
Applicable income tax effect	—	—	—	—	—
Write-downs foreclosed properties	(160)	(572)	(962)	(732)	(1,891)
Applicable income tax effect	59	212	356	271	700
	(59)	(41)	(668)	(100)	(1,313)
GAAP net income applicable to common shares	$4,010	$4,285	$2,239	$8,294	$4,435

Core diluted earnings per common share	$0.39	$0.41	$0.32	$0.78	$0.65

FHLB special dividend	—	0.02	—	0.02	—
Applicable income tax effect	—	(0.01)	—	(0.01)	—
Realized securities gains (losses)	0.02	0.05	—	0.06	(0.01)
Applicable income tax effect	(0.01)	(0.02)	—	(0.02)	—
Gain (loss) on sale of foreclosed properties	(0.01)	(0.01)	(0.01)	(0.02)	(0.01)
Applicable income tax effect	—	—	—	0.01	—
Other-than-temporary impairment of securities	—	—	—	—	—
Applicable income tax effect	—	—	—	—	—
Write-downs of foreclosed properties	(0.01)	(0.05)	(0.10)	(0.07)	(0.20)
Applicable income tax effect	—	0.02	0.04	0.03	0.07
	(0.01)	—	(0.07)	—	(0.15)
GAAP diluted earnings per common share	$0.38	$0.41	$0.25	$0.78	$0.50

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	For the Quarter Ended			For the Six Months Ended
Dollars in thousands	6/30/2015	3/31/2015	6/30/2014	6/30/2015	6/30/2014

Total core revenue	$14,148	$14,003	$13,069	$28,151	$25,911

FHLB special dividend	—	176	—	176	—
Realized securities gains/(losses)	170	480	(43)	650	(64)
Other-than-temporary impairment of securities	—	—	(1)	—	(1)
	170	656	(44)	826	(65)
GAAP total revenue	$14,318	$14,659	$13,025	$28,977	$25,846

Total core noninterest income	$2,690	$2,659	$2,749	$5,349	$5,553

Realized securities gains/(losses)	170	480	(43)	650	(64)
Other-than-temporary impairment of securities	—	—	(1)	—	(1)
	170	480	(44)	650	(65)
GAAP total noninterest income	$2,860	$3,139	$2,705	$5,999	$5,488

Total core noninterest expense	$7,798	$7,482	$7,514	$15,281	$15,008

(Gains)/losses on sales of foreclosed properties	103	150	54	253	129
Write-downs of foreclosed properties	160	572	962	732	1,891
	263	722	1,016	985	2,020
GAAP total noninterest expense	$8,061	$8,204	$8,530	$16,266	$17,028